PURCHASE AND SALE AGREEMENT

(COUNTRY PLACE II)

        THIS PURCHASE AND SALE AGREEMENT (this “Agreement”) is dated as of September 15, 2004, by and among Capital Realty Investors-II Limited Partnership, a Maryland limited partnership (“CRI-II”), CRICO Limited Partnership of Burtonsville, a Maryland limited partnership (the “General Partner”) (CRI-II and the General Partner are sometimes hereinafter collectively referred to as “Seller”), with an address of c/o C.R.I., Inc., 11200 Rockville Pike, 15th Floor, Rockville, Maryland 20852, Attention: Office of General Counsel, Facsimile No. 301-468-3150, and BIR/ERI LP Country Place II, L.L.C., a Delaware limited liability company (the “LP Buyer”), and BIR/ERI GP Country Place II, L.L.C., a Delaware limited liability company (the “GP Buyer”) (the LP Buyer and the GP Buyer are sometimes hereinafter collectively referred to as “Buyer”), with an address of c/o Beacon Property Advisors, LLC, One Beacon Street, Suite 1500, Boston, Massachusetts 02108, Attention: Stephen J. Zaleski, Facsimile No. 617-556-1472.

RECITALS

        WHEREAS, CRI-II owns one hundred percent (100%) of the limited partner interests (the “Limited Partner Interest”) in Second Blackburn Limited Partnership, a Maryland limited partnership (the “Partnership”), and the General Partner owns one hundred percent (100%) of the general partner interests (the “General Partner Interest” and together with the Limited Partner Interest, the “Partnership Interests”) in the Partnership;

        WHEREAS, the Partnership is the owner of that certain tract or parcel of land located at 3900 Blackburn Lane, Burtonsville, Maryland 20866, more particularly described in Schedule A attached hereto (the “Land”), upon which is located the one hundred twenty (120) unit apartment complex commonly known as “Country Place II,” which contains related improvements, facilities, amenities, structures, driveways and walkways, all of which have been constructed on the Land (collectively, the “Improvements”), and certain personal property listed on Schedule B attached hereto located on or used solely in connection with the Land and Improvements (the “Personal Property”) (the Land and Improvements are collectively referred to as the “Real Property,” and the Real Property and the Personal Property are collectively referred to as the “Property”);

        WHEREAS, contemporaneously herewith, pursuant to those certain three (3) Purchase and Sale Agreements, to be dated as of the date hereof (the “Additional Purchase Agreements”), affiliates of Buyer are agreeing to purchase from CRI-II, the General Partner and/or affiliates of CRI-II and/or the General Partner, as the case may be (collectively, the “Additional CRI Sellers”), one hundred percent (100%) of the limited partner interests and general partner interests owned by the Additional CRI Sellers in limited partnerships that own and operate three (3) additional apartment complexes throughout the United States, all as more particularly described on Schedule C attached hereto, and, pursuant to Sections 9.01(g) and 9.02(c) of this Agreement, it is a condition to the obligations of the parties to consummate the transactions contemplated hereby that the closings under the Additional Purchase Agreements are consummated contemporaneously herewith; and

        WHEREAS, Seller and Buyer desire to enter into this Agreement pursuant to which Seller shall sell the Partnership Interests to Buyer, and Buyer shall purchase the Partnership Interests from Seller, upon the terms and conditions hereinafter set forth.

        NOW, THEREFORE, in consideration of the foregoing, of the covenants, promises and undertakings set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1

PURCHASE AND SALE

        1.01 Purchase by Buyer.

    (a)        Upon the terms and subject to the conditions set forth in this Agreement, Buyer agrees to purchase the Partnership Interests from Seller, and Seller agrees to sell the Partnership Interests to Buyer. Specifically, the LP Buyer agrees to purchase the Limited Partner Interest from CRI-II, and CRI-II agrees to sell the Limited Partner Interest to the LP Buyer, and the GP Buyer agrees to purchase the General Partner Interest from the General Partner, and the General Partner agrees to sell the General Partner Interest to the GP Buyer.

    (b)        The aggregate purchase price for the Partnership Interests shall be Five Million Fifty-Four Thousand Six Hundred Seventy-Seven Dollars ($5,054,677) (the “Purchase Price”). The Purchase Price shall be allocated between the Limited Partner Interest and the General Partner Interest as set forth on Schedule D attached hereto.

        1.02 Payment of Purchase Price. The Purchase Price shall be paid as follows:

    (a)        Deposit. One Hundred Fifty-One Thousand Six Hundred Forty Dollars ($151,640) shall be paid as a deposit hereunder, one-half of which has been paid on the date of this Agreement (the “Initial Deposit”), and one-half of which shall be paid after the expiration of the Inspection Period (as defined in Section 6.02 hereof) (the “Additional Deposit”), all as more particularly provided in Section 1.04(a) hereof.

    (b)        Payments.

    (i)        Purchase Price. At the Closing (as defined in Section 1.06 hereof), Buyer shall deliver to Seller cash in an amount equal to the Purchase Price less (i) the amount of the Deposit (as defined in Section 1.04(a) hereof) held by the Escrow Agent (as defined in Section 1.04(a) hereof), and (ii) the Escrow Amount (as defined in Section 1.02(c) hereof) to be held by the Escrow Agent in accordance with the terms of Section 1.02(c) hereof.

    (ii)        Reimbursement of Expenses. At the Closing or the earlier termination of this Agreement by Seller under Section 12.03 hereof on account of a breach of this Agreement by Buyer or under Section 9.04 hereof on account of a failure of a condition under Section 9.02 hereof (other than under Sections 9.02(c) or (d) hereof), Buyer shall reimburse Seller (and/or the Partnership in the event that the Closing is not consummated) for all reasonable and documented costs and expenses, if any, incurred by Seller (and/or the Partnership in the event that the Closing is not consummated) in connection with its obtaining from the Partnership’s lender the consent to the prepayment of the Existing Loan (as defined in Section 1.05 hereof) and as also provided in Section 11.02 hereof. The provisions of this Section 1.02(b)(ii) shall survive the termination of this Agreement.

    (c)        Escrow Amount. At the Closing, Seller and Buyer shall enter into an escrow agreement in the form attached hereto as Exhibit A (the “Escrow Agreement”), pursuant to which Seller shall deposit Three Hundred Forty-Seven Thousand Two Hundred Ninety-Nine Dollars ($347,299) (the “Escrow Amount”) with the Escrow Agent, which shall be held by the Escrow Agent in a segregated account as security for Seller’s indemnification obligations under Section 15 hereof. All interest accruing on the Escrow Amount shall be for the benefit of Seller. In the event Buyer makes a written claim or demand for indemnification under Section 15 hereof (an “Indemnification Claim”), and Seller does not dispute such Indemnification Claim, or is determined to be liable for and in respect of such Indemnification Claim by a court of competent jurisdiction, then the Escrow Agent promptly thereafter shall pay such Indemnification Claim in full to Buyer, all as more particularly provided in the Escrow Agreement. On the date which is six (6) months after the Closing Date (as defined in Section 1.06 hereof), fifty percent (50%) of the Escrow Amount then remaining in escrow under the Escrow Agreement and not then subject to an outstanding Indemnification Claim shall be paid by the Escrow Agent to Seller. The Escrow Agreement shall expire upon the termination of the Survival Period (as defined in Section 15.01 hereof), and immediately thereafter the Escrow Agent shall pay the portion, if any, of the then remaining Escrow Amount not in dispute to Seller; provided, however, that if prior to the expiration of the Survival Period, Buyer shall have made an Indemnification Claim or commenced litigation or any other proceeding on account of any such claim, the term of the Escrow Agreement shall be extended, and the Escrow Agent shall continue to hold in escrow the portion of the then Escrow Amount in dispute, in each case until the final resolution of such Indemnification Claim or litigation or proceeding relating thereto, all as more particularly provided in the Escrow Agreement.

        1.03 Payment of Monies. All monies payable under this Agreement, unless otherwise specified in this Agreement, shall be paid by wire transfer of immediately available funds.

        1.04 Escrow Arrangements Relating to the Deposit.

    (a)        Deposit. Within one (1) business day after the execution and delivery of this Agreement, the Initial Deposit shall be delivered by Buyer to Lawyers Title Insurance Company, National Accounts, Boston Office, Attention: Robert G. Soule, Esq. (“Escrow Agent”). In the event that pursuant to Section 6.02 hereof, the Inspection Period expires without Buyer having exercised its right to terminate this Agreement and this Agreement being otherwise then in effect, the Additional Deposit shall be delivered by Buyer to Escrow Agent within two (2) business days after such expiration of the Inspection Period (the Initial Deposit and the Additional Deposit, together with all interest accrued thereon, being collectively referred to herein as the “Deposit”). In the event that Buyer exercises its right under Section 1.06 hereof to extend the Termination Date (as defined in Section 1.06 hereof) by paying a Second Additional Deposit (as defined in Section 1.06 hereof) into escrow, such Second Additional Deposit shall become part of the Deposit to be held in escrow in accordance with the terms of this Section 1.04. Upon receipt from Buyer of the Deposit, Escrow Agent shall invest the Deposit in an interest-bearing account or money market fund as directed by Buyer. All interest on the Deposit shall accrue to Buyer, except as otherwise provided in Section 12.03 hereof. At the Closing, Escrow Agent shall release the Deposit to Seller, which Deposit shall be credited against the balance of the Purchase Price owed by Buyer to Seller. By its execution and delivery of the “Initial Receipt” on the signature pages hereof, Escrow Agent shall agree to hold and dispose of the Initial Deposit in accordance with the terms and provisions of this Agreement, and to the extent that Escrow Agent receives the Additional Deposit as provided in Section 1.04(a) hereof, Escrow Agent will similarly execute and deliver the “Additional Receipt” on the signature pages hereof.

    (b)        Escrow Provisions. Escrow Agent hereby acknowledges receipt by Escrow Agent of the Initial Deposit paid by Buyer to be applied to the Purchase Price under the terms hereof. Escrow Agent agrees to hold, keep and deliver the Initial Deposit, and the Additional Deposit to the extent received by Escrow Agent as provided in Section 1.04(a) hereof, in accordance with the terms and provisions of this Agreement. Escrow Agent shall not be entitled to any fees or compensation for its services hereunder. Escrow Agent shall be liable only to hold said sums and deliver the same to the parties named herein in accordance with the provisions of this Agreement, it being expressly understood that by acceptance of this Agreement, Escrow Agent is acting in the capacity of a depository only and shall not be liable or responsible to anyone for any damages, losses or expenses unless same shall have been caused by the gross negligence or willful malfeasance of Escrow Agent. In the event of any disagreement between Buyer and Seller resulting in any adverse claims and demands being made in connection with or for the monies involved herein or affected hereby, Escrow Agent shall refuse to comply with any such claims or demands so long as such disagreement may continue. In so refusing, Escrow Agent shall make no delivery or other disposition of any of the monies then held by it under the terms of this Agreement, and in so doing Escrow Agent shall not become liable to anyone for such refusal; and Escrow Agent shall refrain from acting until (a) the rights of the adverse claimants shall have been finally adjudicated in a court of competent jurisdiction of the monies involved herein or affected hereby, or (b) all differences shall have been adjusted by agreement between Seller and Buyer, and Escrow Agent shall have been notified in writing of such agreement signed by the parties hereto. Escrow Agent shall not be required to disburse any of the monies held by it under this Agreement unless in accordance with either a joint written instruction of Buyer and Seller or an undisputed Escrow Demand (as hereinafter defined) from either Buyer or Seller in accordance with the provisions hereinafter set forth. Upon receipt by Escrow Agent from either Buyer or Seller (the “Notifying Party”) of any notice or request (the “Escrow Demand”) to perform any act or disburse any portion of the monies held by Escrow Agent under the terms of this Agreement, Escrow Agent shall give written notice to the other party (the “Notified Party”). If within five (5) business days after the giving of such notice, Escrow Agent does not receive any written objection to the Escrow Demand from the Notified Party, Escrow Agent shall comply with the Escrow Demand. If Escrow Agent does receive written objection from the Notified Party in a timely manner as aforesaid, Escrow Agent shall take no further action until the dispute between the parties has been resolved pursuant to either clause (a) or (b) above, provided, however, in the case of clause (a), Escrow Agent may bring an appropriate action or proceeding for leave to deposit said monies into any court of competent jurisdiction pending such adjudication and to submit such resolution of such dispute to such court by action of interpleader, whereupon Escrow Agent’s obligations hereunder shall terminate.

    (c)        Indemnification. Seller and Buyer jointly and severally agree to indemnify and hold harmless Escrow Agent from and against any and all costs, damages and expenses, including reasonable attorneys’ fees, that said Escrow Agent may incur in its compliance in good faith with the terms of this Agreement; provided, however, this indemnity shall not extend to any act of gross negligence or willful malfeasance on the part of Escrow Agent.

        1.05 Repayment of Existing Loan. Seller and Buyer acknowledge that the Partnership has an outstanding mortgage loan in the unpaid principal amount of $4,102,511 as of August 31, 2004 (the “Existing Loan”) from Wachovia Securities f/k/a “First Union National Bank” (the “Existing Lender”), which Existing Loan is evidenced by those loan documents set forth on Schedule E attached hereto (the “Existing Loan Documents”), including, without limitation, that certain Promissory Note dated August 1, 1997. At the Closing, Buyer shall repay the unpaid principal balance and all accrued but unpaid interest under the Existing Loan plus any applicable prepayment penalty and fees and expenses of the Existing Lender incurred in connection therewith (to the extent that same are not properly payable by the Existing Lender) payable on account of such repayment under the Existing Loan Documents.

        1.06 Closing. Except as otherwise provided in this Agreement, the delivery of all documents necessary for the closing of the transactions contemplated by this Agreement (the “Closing”) shall take place in the offices of Buyer’s counsel, Bingham McCutchen LLP, 150 Federal Street, Boston, Massachusetts 02110, or such other place as Seller and Buyer shall mutually agree, at 10:00 A.M. local time on the date that is two (2) business days following the satisfaction of all of the respective closing conditions under Section 9 hereof and under Section 9 of the Additional Purchase Agreements (other than such closing conditions that by their terms are to be satisfied at the Closing or at the closings of the transactions under the Additional Purchase Agreements), or such earlier date or place as Buyer and Seller shall mutually agree in writing (the date that the Closing is actually consummated hereunder, the “Closing Date”). It is agreed that time is of the essence of this Agreement. Notwithstanding anything to the contrary set forth herein, if the Closing has not been consummated by December 31, 2004 (the “Termination Date”) solely on account of the failure of the condition under Sections 9.01(j) or 9.02(e) to be satisfied, this Agreement shall be terminated without any further liability or obligation of Buyer or Seller, subject to the rights of the parties under the provisions of Section 9.04 hereof, and subject further to any other provisions of this Agreement that by their terms survive the termination of this Agreement; provided, that in the event that as of the Termination Date Buyer is not otherwise in breach of this Agreement, Buyer shall have the right, upon depositing with the Escrow Agent an additional amount equal to one and one-half percent (1.5%) of the Purchase Price (the “Second Additional Deposit”) which shall be held by the Escrow Agent in escrow pursuant to the terms of Section 1.04 hereof, to extend the Termination Date for an additional period not to exceed ninety (90) days during which this Agreement shall remain in full force and effect.

SECTION 2

TITLE MATTERS

        2.01 Title. Buyer’s obligation to purchase the Partnership Interests shall be conditioned upon the Partnership then holding good and clear record and marketable fee simple title to the Real Property, subject only to the Permitted Exceptions (as hereinafter defined). In connection herewith, on or prior to the date of this Agreement Seller has provided to Buyer a copy of the existing owner’s title insurance policy for the Real Property. As promptly as possible after the date of this Agreement, Buyer shall obtain at its sole expense from the Escrow Agent, in its capacity as title insurer (the “Title Insurer”), a Commitment For Title Insurance for an ALTA Owner’s Form B Title Insurance Policy with such endorsements as Buyer shall reasonably require and all legible copies of all instruments and plans mentioned therein as exceptions to title (all of such items are hereinafter collectively referred to as the “Commitment”). The Commitment shall be in the amount of the Purchase Price. Should the Commitment contain any title exceptions which are not acceptable to Buyer, in its sole discretion, Buyer shall, prior to the expiration of the Inspection Period, notify Seller of such exceptions. If Buyer fails to so notify Seller of any such exceptions as described above, the exceptions set forth in Schedule B of the Commitment shall be deemed accepted by Buyer (all such exceptions being referred to herein as the “Permitted Exceptions”). If any exceptions are unacceptable to Buyer and Buyer timely notifies Seller in writing of such fact as provided above, Seller, in its sole discretion, shall have ten (10) business days from the date Seller receives notice of such unacceptable exceptions to cause the Partnership to remove or cure such exceptions, to Buyer’s reasonable satisfaction, except with respect to the Monetary Liens (as hereinafter defined), which Seller shall cause the Partnership to remove or cure at or before the Closing with funds of the Partnership. Seller shall be deemed to have given notice to Buyer that Seller refuses to cure any unacceptable exceptions, which Seller may so do in its sole discretion, unless Seller, within such ten (10) business day period, shall notify Buyer in writing that Seller will attempt to cure such unacceptable exceptions. If Seller fails or refuses to cure, or to cause the Partnership to cure, said unacceptable exceptions within the time period above provided, Buyer may (a) terminate this Agreement on or before ten (10) business days after the later of the date of Seller’s written notice furnished as described above or the expiration of the aforesaid ten (10) business day notice period afforded Seller, and the Deposit shall be returned to Buyer, or (b) if Buyer fails to so terminate, Buyer shall be deemed to have waived such exceptions and accept title subject thereto, in which event there shall be no reduction in the Purchase Price. Notwithstanding anything to the contrary contained herein, Buyer is deemed to have rejected, without any need for further notice, all liens of mechanics’ liens, attachments, judgments, liens to secure the payment of income taxes of Seller or Seller’s constituents, delinquent property tax and assessment liens against the Real Property and any other liens against the Real Property that can be removed by the payment of a sum other than real estate taxes collected in arrears but not yet then due and payable (collectively, “Monetary Liens”), and Seller agrees, at the sole cost and expense of the Partnership, to cause all such Monetary Liens to be released or removed on or prior to the Closing Date. The parties expressly agree that Monetary Liens shall not include any liens with respect to the Existing Loan; Buyer hereby agreeing that all such liens shall be deemed to be Permitted Exceptions.

        2.02 Survey. Seller has furnished Buyer with a copy of the most recent as-built survey of the Real Property in Seller’s possession (the “Prior Survey”), and on or before the expiration of the Inspection Period, Buyer may obtain a current as-built survey (the “New Survey”) of the Real Property by a registered land surveyor. Should the Prior Survey or the New Survey contain any encumbrances, encroachments or other survey defects (collectively the “Survey Matters”) which are not acceptable to Buyer in its sole discretion, Buyer shall, prior to the expiration of the Inspection Period, notify Seller of such exceptions. If Buyer fails to so notify Seller of any unacceptable Survey Matters as described above, all Survey Matters shall be deemed accepted by Buyer. If any Survey Matters are unacceptable to Buyer and Buyer timely notifies Seller in writing of such fact as provided above, Seller, in its sole discretion, shall have fifteen (15) days from the date Seller receives notice of such unacceptable Survey Matters to cure such Survey Matters to Buyer’s reasonable satisfaction. Seller shall be deemed to have given notice to Buyer that Seller refuses to cure any unacceptable Survey Matters, which Seller may so do in its sole discretion, unless Seller, within such fifteen (15) day period, shall notify Buyer in writing that Seller will attempt to cure such unacceptable Survey Matters. If Seller fails or refuses to cure said unacceptable Survey Matters within the time period above provided, Buyer may (a) terminate this Agreement on or before ten (10) business days after the later of the date of Seller’s written notice furnished to Buyer as described above or the expiration of the aforesaid fifteen (15) day notice period afforded Seller, and the Deposit shall be returned to Buyer, or (b) if Buyer fails to so terminate, Buyer shall be deemed to waive such Survey Matters and accept title subject thereto, in which event there shall be no reduction in the Purchase Price.

SECTION 3

SELLER’S PRE-CLOSING DELIVERIES

        3.01 On or prior to the date of this Agreement, Seller has furnished to Buyer the following:

    (a)        Leases. Access on-site to the originals (or copies, if originals are not available) of all leases listed on Schedule F attached hereto (the “Leases”), and related Lease files.

    (b)        Taxes. A copy of the 2002, 2003 and 2004 real estate and personal property tax statements for the Real Property.

    (c)        Current Rent Roll. A list of the current rents now being collected on each of the apartment units under the Leases attached hereto as Schedule F (the information on said Schedule F, the “Rent Roll”), which includes: apartment number, unit type, tenant name, commencement and termination dates, lease rent (including any prepaid rent), security deposits and details of any concessions and current delinquencies, in such form as is prepared by the Partnership in the ordinary course of business.

    (d)        Service Contracts. Copies of all services, maintenance, supply and management contacts entered into by Seller or the Partnership (collectively, “Service Contracts”) listed on Schedule G attached hereto currently affecting the use, ownership, maintenance and/or operation of the Real Property.

    (e)        Utility Bills. Copies of all gas, electric, water and sewer bills relating to the Real Property for June 2003 to July 2004, and a general ledger detail of gas, electric, water and sewer accounts for May 2003 through June 2004.

    (f)        Personal Property. A current inventory of all Personal Property, including all tangible personal property owned by the Partnership, and located on or used in connection with the Real Property and to be sold with the Real Property.

    (g)        Plans. Access on-site to any existing plans and specifications with respect to the Real Property (which records may be incomplete).

    (h)        Inspection Reports. Copies of a Phase I Environmental Site Assessment dated June 18, 1997, a Comprehensive Asbestos Survey and Hazard Assessment dated November 21, 1995, an Asbestos Operations and Maintenance (O&M) Program dated November 21, 1997, and a Property Condition Assessment dated July 7, 1997.

    (i)        Permits. Copies of certificates of final inspection and occupancy, pool permits, building permits and licenses for the operation of the Real Property.

    (j)        Litigation. NONE.

    (k)        On-Site Reports. A complete set of monthly profit and loss statements (“Monthly Operating Reports”) from the Seller’s property management and accounting systems located at the Real Property from January 2004 to May 2004.

    (l)        Existing Loan Documents. Copies of all Existing Loan Documents.

    (m)        Partnership Agreement. A copy of the Partnership Agreement of the Partnership and all amendments thereto (the “Partnership Agreement”).

    (n)        Warranties. Access on site to all warranties regarding the Property, if any, in the possession of Seller, the Partnership or CAPREIT Residential Corporation, the management company engaged to manage the Real Property (the “Management Company”).

    (o)        Capital Reports and Budgets. Copies of all capital expenditure reports (general ledger) and budgets for 2003 and 2004.

SECTION 4

REPRESENTATIONS AND WARRANTIES OF SELLER

        Seller hereby represents and warrants to Buyer as follows:

        4.01 Ownership of Property. The Partnership is the sole owner of the Property.

        4.02 Leases. There are no leases, subleases or other rental agreements or occupancy agreements (written or verbal) entered into by the Partnership which grant any possessory interest in and to any space situated on or in the Real Property or that otherwise give rights with regard to use of the Real Property other than the Leases and Existing Loan Documents. The Rent Roll is true, accurate and complete in all material respects as of the date thereof. Except as otherwise specifically set forth in the Rent Roll or elsewhere in this Agreement:

    (a)        the Leases are in full force and effect and none of them has been modified, amended or extended except in the ordinary course of business with respect to term or rent;

    (b)        except for the right of first refusal in favor of Montgomery County and existing or to-be-formed tenant associations, no tenant, or any other person, entity or association has an option to purchase, right of first refusal, right of first offer or other similar right in respect of all or any unit in the Real Property;

    (c)        no leasing or brokerage commission shall be due for any period subsequent to the Closing Date other than for tenants who have executed a lease prior to the Closing Date but do not move in until after the Closing Date, which commissions shall be paid by Buyer;

    (d)        no tenant is entitled to rental concessions or abatements for any period subsequent to the Closing Date except as indicated on Schedule F attached hereto;

    (e)        Seller has neither sent written notice to any tenant of the Real Property, nor received any notice from any such tenant, claiming that such tenant, or Seller, as the case may be, is in default, which default remains uncured other than as shown on the Rent Roll;

    (f)        no action or proceeding instituted against Seller or the Partnership by any tenant of any unit in the Real Property is presently pending;

    (g)        there are no security deposits or other deposits other than those set forth in the Rent Roll;

    (h)        no rent has been paid more than thirty (30) days in advance under any lease of any unit in the Real Property other than as shown on the Rent Roll; and

    (i)        no uncompleted work with respect to any part of the Real Property demised under any of the Leases to be performed by Seller will remain incomplete after the Closing Date, except as to (i) routine maintenance and repair requests submitted by tenants or unit turnovers between tenants, and (ii) capital improvements provided for in the Partnership’s 2004 budget.

        4.03 No Rent Subsidies. Except as set forth on Schedule F attached hereto, the apartment units in the Real Property are not subject to, nor do said apartment units receive the benefit of, any rent subsidies or rental assistance programs, and no apartment unit in the Real Property is subject to any rent control law, ordinance or regulation.

        4.04 Service Contracts. The Services Contracts listed on Schedule G attached hereto constitutes all contracts of that nature entered into by Seller, the Partnership or the Management Company currently affecting the operation of the Property.

        4.05 Hazardous Substances. Schedule H attached hereto lists all environmental reports, audits, studies and similar documents relating to the Real Property which are in Seller’s possession and control (the “Environmental Reports”), and Seller has delivered a true and correct copy of each such report to Buyer. Except as otherwise disclosed in the Environmental Reports, (a) no Hazardous Materials (as hereinafter defined) have been used, generated, stored at, in or under or disposed of at or from the Real Property during the period of Seller’s ownership except in accordance with Environmental Laws (as hereinafter defined), (b) no Hazardous Materials are present at, in or under the Real Property at levels or in quantities in violation of, or that would require investigation or cleanup under, any Environmental Law, (c) neither Seller nor the Partnership has received any notice of any violation of Environmental Laws or the presence or release of Hazardous Materials on or from the Real Property, and (d) there are no underground storage tanks located on the Real Property. As used herein, the term (i) “Hazardous Materials” shall mean and include, but shall not be limited to, any petroleum product and all hazardous or toxic substances, wastes or substances, any substances which because of their quantities, concentration, chemical or active flammable, explosive, infectious or other characteristics, constitute or may reasonably be expected to constitute or contribute to, a danger or hazard to public health, safety or welfare or to the environment, including, without limitation, any hazardous or toxic waste or substances which are included under or regulated by (whether now existing or hereafter enacted or promulgated, as they may be amended from time to time), the Environmental Laws, and (ii) “Environmental Laws” shall mean and include the Resource Conservation and Recovery Act, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, the Superfund Amendments and Reauthorization Act of 1986, the Federal Water Pollution Control Act, the Solid Waste Disposal Act, as amended, the Federal Clean Water Act, the Federal Clean Air Act, the Toxic Substances Control Act, and any state or local statute, regulation, ordinance, order or decree relating to health, safety or the environment. Notwithstanding anything to the contrary set forth herein, Seller has disclosed to Buyer that the Partnership may store and use on the Real Property reasonable quantities of gasoline, oil, swimming pool chemicals, pesticides, herbicides and cleaning products for use in the operation and maintenance of the Real Property.

        4.06 Ability to Perform. Seller has full power to execute, deliver and carry out the terms and provisions of this Agreement, Seller has taken all necessary action to authorize the execution, delivery and performance of this Agreement, and this Agreement constitutes the legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms. Except as set forth on Schedule I attached hereto, no order, permission, consent, approval, license, authorization, registration or validation of, or filing with, or exemption by, any governmental agency, commission, board or public authority is required to authorize, or is required in connection with, the execution, delivery and performance of this Agreement by Seller or the taking by Seller of any action contemplated by this Agreement.

        4.07 No Actions. Except as set forth on Schedule J attached hereto, there are no pending, or to Seller’s knowledge, threatened, legal actions or proceedings against the Seller or the Partnership, affecting or relating to the Partnership Interests or the Property.

        4.08 No Violation Notice. Neither Seller nor the Partnership has received written notice within the past twenty-four (24) months:

    (a)        from any federal, state, county or municipal authority or other third party alleging a violation of any fire, health, safety, building, pollution, environmental, deed restriction or other law, rule, regulation or code in respect of the Property or any part thereof, which has not been corrected in accordance with all applicable law;

    (b)        concerning the possible or anticipated condemnation of any part of the Real Property, or the widening, change of grade or limitation on use of streets abutting the same or concerning any special taxes or assessments levied or to be levied against the Real Property or any part thereof and, to the knowledge of Seller, no such proceeding is threatened, other than possible changes to the Real Property’s access road to Route 29 in Burtonsville, Maryland;

    (c)        from any insurance company or bonding company of any defects or inadequacies in the Real Property or any part thereof, which would adversely affect the insurability of the same or cause the imposition of extraordinary premiums or charges therefor or of any termination or threatened termination of any policy of insurance or bond; or

    (d)        from any third party alleging any violation or default by Seller or the Partnership under any Service Contract or other agreement affecting the Property or the Partnership.

        4.08A No Violations. To Seller’s actual knowledge (which shall be deemed for purposes hereof to the actual knowledge of the current officers and employees of Seller’s affiliate, C.R.I., Inc.), the Partnership has not violated in any material respect any federal, state, county and municipal fire, health, safety, building, pollution, environmental, deed restriction or other laws, rules, regulations or codes in respect of the Property or any part thereof, which has not been corrected in accordance with all applicable law.

        4.09 No Management Contracts, Employment Contracts, Unions, Pension Plans. Except for that certain Management Agreement, dated as of January 31, 1994, by and between the Partnership and CAPREIT Residential Limited Partnership, as assigned to the Management Company pursuant to that certain Assignment dated February 14, 1994 (the “Management Contract”), neither Seller nor the Partnership has entered into any management contracts, employment contracts or labor union contracts, and have not established any retirement, pension or profit sharing plans, relating to the operation or maintenance of the Partnership or the Real Property which shall survive the Closing or for which Buyer shall have any liability or obligation.

        4.10 Employees. The Partnership currently does not have, and has not had within the past sixty (60) months, any employees.

        4.11 Financial Status. Neither Seller nor the Partnership has (a) made a general assignment for the benefit of its creditors; (b) had an attachment, execution or other judicial seizure of any property interest which remains in effect; or (c) become generally unable to meet its financial obligations as they mature; and neither Seller (with respect to the Partnership only) nor the Partnership has admitted in writing its inability to pay its debts as they mature.

        4.12 No Bankruptcy. There is not pending any case, proceeding or other action seeking reorganization, arrangement, adjustment, liquidation, dissolution or recomposition of Seller or the Partnership, or the debts of Seller or the Partnership, under any law relating to bankruptcy, insolvency, reorganization or the relief of debtors, or seeking the appointment of a receiver, trustee, custodian or other similar official for Seller, the Partnership or the Real Property.

        4.13 Financial Statements. Attached as Schedule K hereto are the audited balance sheet of the Partnership as of December 31, 2003 (the “2003 Balance Sheet”), and the related statements of income, partners’ equity and cash flows of the Partnership for the year then ended (together with the 2003 Balance Sheet, the “Financial Statements”). The Financial Statements are true and correct in all material respects, and have been prepared in accordance with generally accepted accounting principles consistently applied. The 2003 Balance Sheet fairly and accurately presents the financial condition of the Partnership as of the date thereof, and the statements of income, partners’ equity and cash flows contained therein fairly and accurately present the results of operations of the Partnership for the periods covered thereby.

        4.14 No Liabilities. Except (a) for the principal balance and interest and other sums not currently due and payable under the Existing Loan, (b) for other liabilities set forth on the 2003 Balance Sheet which remain undischarged, (c) for liabilities incurred in the ordinary course of business since December 31, 2003 which remain undischarged, (d) for liabilities disclosed on the Monthly Operating Reports, (e) as disclosed in Schedule L attached hereto, and (f) as otherwise disclosed in this Agreement, the Partnership has no material liability or obligation of any nature which in any way affects or is related to the Property whether now due or to become due, absolute, contingent or otherwise, including liabilities for taxes due on or prior to the date of this Agreement (or any interest or penalties thereto).

        4.15 Status of Interests. The partnership interests of the Partnership are as set forth in Schedule M attached hereto, the Partnership Interests constitute 100% of such partnership interests, and the Partnership Interests are owned (of record and beneficially) by Seller. The Partnership Interests are duly authorized, validly issued, fully paid, nonassessable, and free and clear of liens and encumbrances of any nature. Neither Seller nor the Partnership has or is bound by any (a) outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for it to issue, deliver or sell, or cause to be issued, delivered or sold, any partnership interest or any other equity security of the Partnership, or (b) securities convertible into, exchangeable for, or representing the right to subscribe for, purchase or otherwise receive, any partnership interest or any other equity security of the Partnership, or obligating it to grant, extend or enter into any such subscriptions, options, warrants, calls, commitments or agreements. Seller has at all times treated the Partnership as a partnership or disregarded entity for federal income tax purposes, and will not make any election to treat the Partnership as other than a partnership or disregarded entity.

        4.16 Existing Loan. There is no existing default on the part of the Partnership under the Existing Loan.

        4.17 Distributions. The Partnership has made no distributions of cash or other property to Seller or any other partners from January 1, 2004 other than those distributions set forth on Schedule N attached hereto.

        4.18 Capital Expenditures. All capital expenditures made by the Partnership since January 1, 2004 have been made in accordance with the Partnership’s 2004 capital expenditure budget provided by Seller to Buyer under Section 3.01(o) hereof, other than expenditures in connection with (a) cost overruns in plumbing and carpentry due to pipe leaks, (b) other minor cost overruns shown on the July Monthly Operating Report and/or (c) emergencies.

        4.19 Non-Contravention. Except with respect to matters set forth in this Agreement relating to obtaining the consent of the Existing Lender and to the Regulatory Consents (as defined in Section 8B hereof), the execution and delivery of this Agreement and any document, agreement or instrument to be executed and delivered by Seller in connection herewith, and the consummation of the transactions contemplated hereby and thereby, will not (a) violate or conflict with any provision of the governing or constituent documents of Seller or the Partnership, or (b) constitute a violation of, or be in conflict with, or constitute or create a default under, or result in the creation or imposition of any encumbrance upon any property of either Seller or the Partnership pursuant to (i) any agreement or instrument to which such Seller or the Partnership is a party or by which any of its respective properties is bound, or (ii) to Seller’s actual knowledge (which shall be deemed for purposes hereof to be the actual knowledge of the current officers and employees of Seller’s affiliate, C.R.I., Inc.), any statute, judgment, decree, order, regulation or rule of any court or governmental or regulatory authority.

        4.20 Disclosure. No representation or warranty by Seller in this Agreement or in any exhibit, schedule, written statement, certificate or other document delivered or to be delivered to Buyer pursuant hereto or in connection with the consummation of the transactions contemplated hereby contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading or necessary in order to provide Buyer with proper and complete information as to the business, condition, operations and prospects of the Partnership. There is no fact which Seller has not disclosed to Buyer in writing which materially adversely affects, or so far as Seller can now foresee, will materially adversely affect, the business or condition (financial or other) of the Partnership or the ability of Seller to perform its obligations under this Agreement or any of the transactions contemplated hereby.

SECTION 5

REPRESENTATIONS AND WARRANTIES OF BUYER

        5.01 Ability to Perform. Buyer has full power to execute, deliver and carry out the terms and provisions of this Agreement, Buyer has taken all necessary action to authorize the execution, delivery and performance of this Agreement, and this Agreement constitutes the legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms. Except as set forth on Schedule O attached hereto, no order, permission, consent, approval, license, authorization, registration or validation of, or filing with, or exemption by, any governmental agency, commission, board or public authority is required to authorize, or is required in connection with, the execution, delivery and performance of this Agreement by Buyer or the taking by Buyer of any action contemplated by this Agreement.

        5.02 No Actions. There are no pending, or to Buyer’s knowledge, threatened legal actions or proceedings to which Buyer is a party before any court or other governmental authority which may have an adverse impact on the transactions contemplated hereby.

        5.03 No Registration. Buyer acknowledges that the Interests have not been registered under the Securities Act of 1933, as amended, nor under any state securities or “Blue Sky” laws, and represents that it is acquiring the Partnership Interests for investment only, and not with a view toward distribution thereof.

        5.04 Non-Contravention. The execution and delivery of this Agreement and any document, agreement or instrument to be executed and delivered by Buyer in connection herewith, and the consummation of the transactions contemplated hereby and thereby, will not (a) violate or conflict with any provision of the governing or constituent documents of Buyer, or (b) constitute a violation of, or be in conflict with, or constitute or create a default under, or result in the creation or imposition of any encumbrance upon any property of Buyer pursuant to (i) any agreement or instrument to which such Buyer is a party or by which any of its properties is bound, or (ii) any statute, judgment, decree, order, regulation or rule of any court or governmental or regulatory authority.

SECTION 6

INSPECTION CONDITION; “AS IS” PURCHASE

        6.01 During the Inspection Period, Buyer, its agents and representatives, shall be entitled to enter upon the Real Property (as coordinated through the Management Company), including all leased areas, upon reasonable prior notice to Seller, to perform inspections and tests of the Property, including surveys, environmental studies, examinations and tests of all structural and mechanical systems within the Improvements, and to examine the books and records of Seller, the Partnership and the Management Company relating to the Property. Notwithstanding the foregoing, Buyer shall not be permitted to interfere unreasonably with the Partnership’s operations at the Real Property or interfere with any tenant’s occupancy at the Real Property, and the scheduling of any inspections shall take into account the timing and availability of access to tenants’ premises, pursuant to tenants’ rights under the Leases or otherwise. Buyer shall maintain, and shall cause its agents who may enter upon the Real Property to maintain, (a) liability insurance for the benefit of the Partnership and Seller, and (b) workers’ compensation insurance in amounts as required by the state in which the Property is located, and shall provide Seller with certificates of insurance evidencing same. Buyer shall repair any damage to the Property caused by its employees, agents and contractors conducting any such tests or investigations, and indemnify Seller from and against any and all liabilities, claims, costs and expenses resulting therefrom. The foregoing indemnification shall survive the Closing or the termination of this Agreement.

        6.02 The term “Inspection Period,” as used herein, shall mean the period ending at 5:00 p.m. Boston time on the date which is thirty (30) days after the date of this Agreement. Buyer shall have the right to terminate this Agreement, in its sole discretion, by giving written notice of such election to Seller on any day prior to and including the final day of the Inspection Period, in which event the Initial Deposit shall be returned forthwith to Buyer and, except as expressly set forth herein, neither party shall have any further liability or obligation to the other hereunder. In the absence of such written notice, the contingency provided for in this Section 6.02 shall no longer be applicable, Buyer shall be deemed to have waived its right to terminate under this Section 6.02, and this Agreement shall continue in full force and effect.

        6.03 EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, IT IS UNDERSTOOD AND AGREED THAT SELLER IS NOT MAKING AND HAS NOT AT ANY TIME MADE ANY REPRESENTATIONS OR WARRANTIES OF ANY KIND OR CHARACTER, EXPRESS OR IMPLIED, WITH RESPECT TO THE PROPERTY OR THE PARTNERSHIP INTERESTS, INCLUDING, BUT NOT LIMITED TO, ANY REPRESENTATIONS OR WARRANTIES AS TO MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. BUYER ACKNOWLEDGES AND AGREES THAT UPON THE CONSUMMATION OF THE CLOSING, SELLER SHALL SELL AND CONVEY TO BUYER, AND BUYER SHALL ACCEPT, THE PARTNERSHIP INTERESTS AND INDIRECTLY THE PROPERTY “AS IS, WHERE IS, WITH ALL FAULTS,” EXCEPT TO THE EXTENT EXPRESSLY PROVIDED OTHERWISE IN THIS AGREEMENT. BUYER HAS NOT RELIED AND WILL NOT RELY ON, AND SELLER IS NOT LIABLE FOR OR BOUND BY, ANY EXPRESS OR IMPLIED WARRANTIES, GUARANTIES, STATEMENTS, REPRESENTATIONS OR INFORMATION PERTAINING TO THE PROPERTY OR THE PARTNERSHIP INTERESTS (INCLUDING SPECIFICALLY, WITHOUT LIMITATION, ANY PROSPECTUS OR PROXY STATEMENT DISTRIBUTED WITH RESPECT TO THE PROPERTY OR PARTNERSHIP INTERESTS) MADE OR FURNISHED BY SELLER TO WHOMEVER MADE OR GIVEN, DIRECTLY OR INDIRECTLY, ORALLY OR IN WRITING, UNLESS SPECIFICALLY SET FORTH IN THIS AGREEMENT. BUYER ALSO ACKNOWLEDGES THAT THE PURCHASE PRICE REFLECTS AND TAKES INTO ACCOUNT THAT THE PROPERTY IS BEING INDIRECTLY SOLD “AS-IS.” THE PROVISIONS OF THIS SECTION SHALL SURVIVE CLOSING OR ANY TERMINATION OF THIS AGREEMENT.

SECTION 7

INSURANCE

        7.01 Maintenance of Insurance. Until the Closing, Seller shall cause the insurance on the Property to be maintained in amounts and coverages substantially similar to the policies in effect as of the date of this Agreement. Subject to the provisions of Section 7.02 hereof, the risk of loss in and to the Property shall remain vested in the Partnership until the Closing. Buyer will cause the Partnership to obtain new insurance on the Property at the Closing.

        7.02 Casualty or Condemnation. If, prior to the Closing, the Improvements or any material portion thereof (having a replacement cost equal to or in excess of $100,000 are damaged or destroyed by fire or casualty, or are taken by eminent domain by any governmental entity, and Seller is unable to restore such damage or destruction prior to the Closing Date in the case of a casualty, then Buyer shall have the option, exercisable by written notice given to Seller at or prior to the Closing, to terminate this Agreement, whereupon all obligations of all parties hereto shall cease, the Deposit shall be returned to Buyer, and this Agreement shall be void and without recourse to the parties hereto except for provisions which are expressly stated to survive such termination. If Buyer does not elect to terminate this Agreement as aforesaid or if such damage or destruction or taking has a replacement cost or is in an amount of less than $100,000, Buyer shall proceed with the consummation of the Closing (to the extent then otherwise obligated to do so) without reduction or offset of the Purchase Price, and in such case, unless the Seller shall have previously restored the Real Property to its condition prior to the occurrence of any such damage or destruction, Seller shall pay over or assign to Buyer all amounts received or due from, and all claims against, any insurance company or governmental entity as a result of such destruction or taking, and Seller shall pay the applicable deductible amount under the insurance maintained by Seller. In the event of any such casualty or condemnation, Seller agrees to (a) provide Buyer with copies of all written communications between Seller or the Partnership and their insurance carriers or the applicable governmental authorities, as applicable, the subject matter of which is the adjustment of insurance proceeds or condemnation awards, and (b) allow Buyer to review and make comments to any proposed settlement arrangement proposed to be entered into by Seller or the Partnership with any such third party; provided, that after the Inspection Period, if Buyer has not terminated this Agreement, Seller shall not enter into any settlement arrangement concerning casualty or condemnation in excess of $50,000 without obtaining the prior written consent of Buyer, which consent may be granted or withheld in Buyer’s sole discretion.

SECTION 8

SELLER’S OBLIGATIONS PRIOR TO CLOSING

        Seller covenants that between the date of this Agreement and the Closing:

        8.01 Leasing. Except as set forth on Schedule P attached hereto, Seller shall not, and shall not permit the Partnership to, without Buyer’s prior written consent (a) enter into any new lease for an apartment unit with a first-time tenant unless the lease is on the Partnership’s standard form, is for a period of no more than one (1) year and the rent shall be not less than the annual rent shown on the Rent Roll applicable to such unit, (b) renew or extend any Lease for an apartment unit with an existing tenant unless the lease is on the Partnership’s standard form, is for a period of not more than one (1) year and not less than seven (7) months (provided that notwithstanding the foregoing, the Partnership shall be permitted to renew not more than ten percent (10%) of Leases with existing tenants on a month-to-month basis), and the rent for the amended, renewal or extension term shall not be less than the annual rent shown on the Rent Roll applicable to such unit, (c) terminate any Lease except by reason of a default by the tenant thereunder or transfer of a tenant on active military duty, or (d) grant any concessions to any tenant. The failure of Buyer to consent, or to withhold its consent, in writing within five (5) business days after written request therefor, to any new lease, renewal or extension of any Lease or any termination of any Lease or any concession for which Buyer’s consent is required pursuant to this Section 8.01 shall be deemed to constitute consent.

        8.02 Continuation of Service Contracts. Seller shall not modify or amend, nor permit the Partnership to modify or amend, any Service Contract or enter into any new service contract for or with respect to the Property, unless the same is terminable without penalty by the then owner of the Property upon not more than thirty (30) days’ notice.

        8.03 Replacement of Personal Property. No Personal Property included as part of the Property shall be removed from the Property unless the same is replaced with similar items of at least equal quality prior to the Closing. Buyer acknowledges that the Management Company may own the computers, software and certain other equipment used at the Real Property.

        8.04 Tax Procedure. Seller shall not withdraw, settle or otherwise compromise, nor permit the Partnership to withdraw, settle or otherwise compromise, any protest or reduction proceeding affecting real estate taxes assessed against the Real Property for any fiscal period in which the Closing is to occur or any subsequent fiscal period without the prior written consent of Buyer. Real estate tax refunds and credits received after the Closing which are attributable to the fiscal tax year during which the Closing occurs shall be apportioned between Seller and Buyer, after deducting the expenses of collection thereof, based upon the relative time periods each indirectly owns the Real Property, which obligation shall survive the Closing.

        8.05 Access. Seller shall permit, and shall cause the Partnership to permit, Buyer and its representatives access to the Property, the Leases and other documents required to be delivered under this Agreement upon reasonable prior notice at reasonable times; provided, that Buyer agrees that the original Leases and all other original documents shall remain on-site at the Real Property.

        8.06 Ongoing Operations. Seller shall cause the Partnership to carry on its business and activities relating to the Real Property, including (a) the leasing of the Real Property, substantially in the same manner as it did at any time prior to the date of this Agreement, and (b) the conduct of all maintenance, repair and replacement work in accordance with the Partnership’s policies and practices prior to the date of this Agreement including: (i) replacement of carpet and appliances (including individual air-conditioning units) in the ordinary course of business, (ii) interior painting in the ordinary course of business, and (iii) day-to-day maintenance and repair of roofs and other building systems, decks, patios, stairways, parking lots and structures, landscaping, gates and fences and other items requiring periodic maintenance and repair. Notwithstanding the foregoing, nothing contained in this Section 8.06 shall affect or otherwise diminish the rights and obligations of Buyer and Seller under Section 7 hereof with respect to a casualty. On or prior to the Closing Date, Seller shall have caused the Partnership to have performed substantially all work necessary (including, without limitation, supplying operable kitchen appliances, new carpet and repainting) to make all apartment units within the Real Property that have been vacant for more than ten (10) days prior to the Closing Date ready for occupancy by incoming tenants, consistent with prudent management practices of experienced multi-family property owners.

        8.07 Updated Rent Roll. Seller shall deliver to Buyer an updated Rent Roll dated three (3) business days prior to the Closing Date.

        8.08 No Distributions. Seller shall not permit the Partnership to make any distributions of cash or other property to Seller.

        8.09 Capital Expenditures. Seller shall not permit the Partnership to make any capital expenditures other than in accordance with the Partnership’s 2004 capital expenditure budget provided by Seller to Buyer under Section 3.01(o) hereof, except for expenditures made (a) in the event of emergency situations, so long as Seller discloses same to Buyer in writing within three (3) business days after the making thereof, and (b) in connection with ordinary course unit turnovers.

SECTION 8A

INTENTIONALLY DELETED

SECTION 8B

BUYER’S FILING REQUIREMENTS

        8B.01 Filing Requirements. Buyer shall use its commercially reasonable efforts to file as soon as practicable, but in any event by not later than October 1, 2004, with the United States Department of Housing and Urban Development (“HUD”), and the Maryland Department of Housing and Community Development (the “State Agency”), all documents required to obtain HUD and/or State Agency consent (the “Regulatory Consents”) to the transfer of the Partnership Interests contemplated hereby, and an application for the waiver of the rights of Montgomery County, Maryland, and of any applicable existing or to-be-formed tenant association, of rights of first refusal to purchase the Property and/or the Partnership Interests under Chapter 53A of the Montgomery County Code (such waivers, the “First Refusal Right Waivers”). Buyer shall provide Seller with reasonable evidence of such timely filing, and Buyer shall provide Seller with written evidence of the Regulatory Consents and the First Refusal Right Waivers at the Closing (to the extent obtained).

SECTION 9

CONDITIONS TO AGREEMENT

        9.01 Buyer’s Conditions Precedent. Buyer’s obligation to purchase the Partnership Interests or otherwise to perform any obligation provided in this Agreement shall be conditioned upon the fulfillment of the following conditions precedent:

    (a)        On or before the expiration of the Inspection Period, Buyer shall have inspected and approved, in Buyer’s sole discretion, all aspects and matters relating to the Property, of any nature whatsoever, or waived such approval, in Buyer’s sole and absolute discretion; provided, that notwithstanding anything herein to the contrary, if Buyer fails to deliver to Seller, on or before the expiration of the Inspection Period, written notice of the failure of the condition set forth in Section 6.02 hereof, then such condition shall be deemed to have been satisfied without further notice.

    (b)        On or before the respective dates provided for herein, Seller shall have, in a timely fashion, substantially performed each and every covenant, undertaking and agreement to be performed by Seller pursuant to this Agreement.

    (c)        The Title Insurer shall deliver to Buyer at the Closing at Buyer’s sole expense an endorsement to Owner’s Policy of Title Insurance with respect to the Partnership’s ownership of the Real Property as contemplated under Section 2.01 hereof and in accordance with the Commitment, as it may have been modified as contemplated by this Agreement (the “Title Policy”), with extended coverage (i.e. with General Standard Exceptions 1 through 5 deleted), with respect to (i) taxes (except for taxes which are not yet due and payable which are apportioned hereunder), (ii) mechanic’s liens, (iii) survey issues (which shall be replaced by a “reading” of the Survey and an exception only for “shortages in area”), (iv) leases and parties in possession (which shall be replaced by a reference to “tenants under the leases described on the Rent Roll delivered at the Closing, as tenants only without any right or option to purchase all or any part of the Property”) and (v) items raised after the effective date of the Title Commitment), issued by the Title Insurer at its standard filed rates, as applicable as of the date and time of the issuance of the Title Policy, in the amount of the Purchase Price, containing Buyer’s Endorsements (as hereinafter defined), insuring the Partnership as owner of fee simple title to the Property subject only to the Permitted Exceptions. As used herein, the term “Buyer Endorsements” shall mean such endorsements as Buyer has requested by the end of the Inspection Period and the Title Insurer has agreed to issue in the Title Commitment by the end of the Inspection Period. Seller or the Management Company (to the extent permitted by the Title Insurer) shall execute at the Closing an affidavit in such form as the Title Insurer shall reasonably require for the issuance of the Title Policy and, provided Seller shall not incur any additional cost or liability, Buyer Endorsements. The Title Policy may be delivered after the Closing if at the Closing the Title Insurer issues a currently effective, duly executed “marked-up” Title Commitment and irrevocably commits in writing to issue the Title Policy in the form of the “marked-up” Title Commitment promptly after the Closing Date.

    (d)        Seller’s representations and warranties contained herein shall be true and correct in all material respects as of the date of this Agreement and the Closing Date, without giving effect to any knowledge-based qualifications and provided that any such representations and warranties that by their express terms are already qualified by materiality shall be true and correct as stated.

    (e)        There shall exist no pending or threatened actions, suits, arbitrations, claims, attachments, proceedings, assignments for the benefit of creditors, insolvency, bankruptcy, reorganization or other proceedings, pending or threatened against Seller or the Partnership that would materially and adversely affect the operation or value of the Property or Seller’s ability to perform its obligations under this Agreement or that seeks to restrain or prohibit, or obtain damages in connection with, the consummation of the transactions contemplated hereby.

    (f)        There shall not be outstanding notice of any violation or alleged violation of any law, rule, regulation or code, including building code, with respect to the Partnership or the Property, which has not been corrected to the satisfaction of the issuer of the notice.

    (g)        The closings under the Additional Purchase Agreements (the “Additional Closings”) shall be consummated contemporaneously with the consummation of the Closing under this Agreement.

    (h)        The Property shall be in substantially the same condition as on the date of this Agreement, damage by casualty and reasonable wear and tear excepted.

    (i)        The Regulatory Consents shall have been obtained.

    (j)        The First Refusal Right Waivers shall have been timely obtained.

        9.02 Seller’s Conditions Precedent. Seller’s obligation to sell the Partnership Interests or otherwise to perform any obligation provided in this Agreement shall be conditioned upon the fulfillment of the following conditions precedent:

    (a)        On or before the respective dates provided for herein, Buyer shall have, in a timely fashion, substantially performed each and every covenant, undertaking and agreement to be performed by Buyer pursuant to this Agreement.

    (b)        Buyer’s representations and warranties contained herein shall be true and correct in all material respects as of the date of this Agreement and the Closing Date, without giving effect to any knowledge-based qualifications and provided that any such representations and warranties that by their express terms are already qualified by materiality shall be true and correct as stated.

    (c)        The Additional Closings shall be consummated contemporaneously with the consummation of the Closing under this Agreement.

    (d)        The Regulatory Consents shall have been obtained.

    (f)        The First Refusal Right Waivers shall have been timely obtained.

        9.03 Waiver. A party in whose favor one or more of the above conditions is stated may, at its election, waive any of the foregoing conditions by written notice to the other party given at any time or times; provided, that a party’s express or implied consent to the consummation of the Closing pursuant to this Agreement shall be deemed a waiver of all such conditions.

        9.04 Termination. In the event of the failure of any of the conditions set forth in Sections 9.01 or 9.02 hereof, the party in whose favor such condition is stated shall have the right, at its option, to terminate this Agreement by delivery of written notice to the other party on or prior to the day on which such condition is to have been satisfied. In the event of any termination of this Agreement for failure of an express condition stated in this Agreement, (a) Buyer and Seller shall be released from all obligations under this Agreement (except for those obligations which expressly survive termination hereunder), (b) the Deposit, including all interest accrued thereon, shall be returned immediately to Buyer, except if Buyer is then in breach of this Agreement or if the closing under an Additional Purchase Agreement has not been consummated for any reason within the control of the applicable buyer(s) thereunder, and (c) all documents, if any, deposited with the Title Insurer by Buyer or Seller shall be returned to the depositing party.

SECTION 10

SELLER’S CLOSING OBLIGATIONS

        10.01 Closing. Deliveries and Obligations. At the Closing, Seller shall deliver (or cause to be delivered) the following to Buyer:

    (a)        Escrow Agreement. The Escrow Agreement, duly executed by Seller and the Escrow Agent.

    (b)        Assignment and Assumption of Interests. An Assignment and Assumption of Interests with respect to the Partnership Interests (the “Assignment Agreement”) in favor of Buyer substantially in the form of Exhibit B attached hereto, duly executed by Seller.

    (c)        Lease Records. Original copies of all Leases (to be delivered at the Real Property), and related documents in the possession or under the control of Seller or the Partnership. Such records shall include a schedule of all cash security deposits (and interest, if any) and a schedule updating the Rent Roll (including, without limitation, all unpaid concessions) and setting forth all arrears in rents and all prepayments of rents.

    (d)        Permits; Warranties. To the extent in the possession of Seller or the Partnership, all original warranties and guaranties and original copies of all certificates, licenses, permits, authorizations and approvals issued for or with respect to the Property by governmental authorities having jurisdiction (to be delivered at the Real Property), except that photocopies may be substituted if the originals are posted at the Real Property or are otherwise not available.

    (e)        Title Affidavits. Such affidavits as the Title Insurer may reasonably require in order to omit from its title insurance policy all exceptions for (i) parties in possession other than under the rights to possession granted under the Leases, (ii) mechanics’ liens, and (iii) in the event Buyer elects to purchase a non-imputation endorsement or a “Fairways” endorsement, any affidavits reasonably required by the title company to issue such endorsements.

    (f)        Non-Foreign Affidavit. Such evidence as may be reasonably required by Buyer and its counsel to show compliance by Seller with the Foreign Investment and Real Property Tax Act, IRC Section 1445(b)(2), as amended.

    (g)        Seller’s Representation Certificate. A certificate certifying that all representations and warranties of Seller in this Agreement qualified by materiality remain true and correct as of the Closing Date as if made as of such date, and all such representations not so qualified by materiality remain true and correct in all material respects as of the Closing Date as if made as of such date, in form reasonably satisfactory to Buyer and its counsel.

    (h)        Closing Statement. A closing statement (the “Closing Statement”), in form reasonably satisfactory to Buyer and its counsel.

    (i)        Termination of Management Contract. To the extent required by Buyer as determined during the Inspection Period, an instrument terminating the Management Contract, in form reasonably satisfactory to Buyer and its counsel; provided, that so long as Seller has provided written notice of termination to the Management Company within two (2) business days after the end of the Inspection Period, but the Closing is scheduled prior to the end of the term of the Management Contract, Buyer agrees to honor such contract until its expiration in accordance with its terms.

    (j)        Authority. With respect to each of Seller and the Partnership, to the extent applicable, (i) a certificate of legal existence from the respective state of its formation, (ii) a true and complete copy of its certificate of formation or other organization, with all amendments thereto, certified by its respective state of formation, (iii) a true and complete copy of its limited partnership agreement or other charter or constituent documents, certified by a duly authorized officer of Seller, (iv) a true and complete copy of the resolutions of its governing body authorizing the execution, delivery and performance of this Agreement and the transactions contemplated hereby, certified by a duly authorized officer of Seller, and (v) a certificate from a duly authorized officer of Seller as to the incumbency and signatures of Seller’s officers who will execute and deliver this Agreement and any other agreements and instruments to be executed and delivered at the Closing.

    (k)        Miscellaneous. At Buyer’s reasonable request, any other documentation or information contemplated by or required by this Agreement and reasonably necessary to consummate the transactions contemplated by this Agreement.

        10.02 Seller's Expenses. Seller shall pay its own counsel fees and expenses incurred in connection with the transactions contemplated hereby.

SECTION 11

BUYER’S CLOSING OBLIGATIONS

        11.01 Closing Deliveries and Obligations. At the Closing, Buyer shall deliver (or caused to be delivered) the following to Seller:

    (a)        Payment of Purchase Price and Additional Amounts. The Purchase Price and the additional amounts due to Seller pursuant to Section 11.02 hereof.

    (b)        Escrow Agreement. The Escrow Agreement, duly executed by Buyer.

    (c)        Assignment Agreement. The Assignment Agreement, duly executed by Buyer.

    (d)        Buyer’s Representation Certificate. A certificate certifying that all representations and warranties of Buyer in this Agreement qualified by materiality remain true and correct as of the Closing Date as if made as of such date, and all such representations not so qualified by materiality remain true and correct in all material respects as of the Closing Date as if made as of such date, in form reasonably satisfactory to Seller and its counsel..

    (e)        Closing Statement. The Closing Statement, in form reasonably satisfactory to Seller and its counsel.

    (f)        Authority. With respect to Buyer, (i) a certificate of legal existence from the respective state of its formation, (ii) a true and complete copy of its certificate of formation or other organization, with all amendments thereto, certified by its respective state of formation, (iii) a true and complete copy of its operating agreement, certified by a duly authorized officer of Buyer, (iv) a true and complete copy of the resolutions of its governing body authorizing the execution, delivery and performance of this Agreement and the transactions contemplated hereby, certified by a duly authorized officer of Buyer, and (v) a certificate from a duly authorized officer of Buyer as to the incumbency and signatures of Buyer’s officers who will execute and deliver this Agreement and any other agreements and instruments to be executed and delivered at the Closing.

    (g)        Miscellaneous. At Seller’s reasonable request, any other documentation or information contemplated by or required by this Agreement and reasonably necessary to consummate the transactions contemplated by this Agreement.

        11.02 Buyer’s Expenses. Buyer shall pay its own counsel fees and expenses incurred in connection with the transactions contemplated hereby, all of the escrow fees owing to the Title Insurer relating to the Deposit or otherwise, any transfer taxes payable with respect to the assignment of the Partnership Interests hereunder, and all fees and reasonable and documented costs and expenses incurred by Seller and Buyer in connection with obtaining the consent of the Partnership’s lender to the prepayment of the Existing Loan.

SECTION 12

FAILURE TO PERFORM

        12.01 Buyer’s Election. If Seller is unable to satisfy any of the conditions under Section 9.01 hereof which is in the control of Seller, Buyer shall have the right to elect, in its sole discretion, at the Closing, either to waive such condition or conditions and to accept the Partnership Interests subject to such unfulfilled obligations and to pay therefor the Purchase Price without reduction or offset, in which case Seller shall convey such Partnership Interests for such price, or to terminate this Agreement and receive the return of the Deposit. Buyer agrees that Seller’s failure to satisfy any of the conditions set forth in Sections 9.01(d), 9.01(e), 9.01(f) or 9.01(h) hereof shall only give rise to the election by Buyer under this Section 12.01 and shall not be deemed a default by Seller under Section 12.02 hereof.

        12.02 Seller’s Default. If Seller fails to fulfill any of its obligations under this Agreement, and Buyer does not elect to acquire the Partnership Interests as provided in Section 12.01 hereof, Seller shall be in default under this Agreement. In such event, Buyer may either (a) terminate this Agreement, in which case the Deposit made hereunder (together with all interest accrued thereon) shall be forthwith returned to Buyer, or (ii) if Buyer desires to purchase the Partnership Interests in accordance with the terms of this Agreement, Buyer shall have the right to compel specific performance by Seller hereunder (and recover Buyer’s reasonable attorneys’ fees and costs in connection with Buyer’s specific performance action); provided, that if specific performance is not available to Buyer for any reason, Buyer shall have the right to pursue any and all remedies, at law or in equity, on account of such Seller default.

        12.03 Buyer’s Default. If Buyer fails to fulfill any of its obligations under this Agreement, Buyer shall be in default under this Agreement. In such event, Seller may terminate this Agreement. The parties acknowledge that in the event of Buyer’s failure to fulfill its obligations hereunder it is impossible to compute exactly the damages which would accrue to Seller in such event. The parties have taken these facts into account in setting the amount of the Deposit, and hereby agree that (a) such amount (together with the interest earned thereon) is the pre-estimate of such damages which would accrue to Seller, (b) such amount represents damages and not any penalty against Buyer, and (c) if this Agreement shall be terminated by Seller by reason of Buyer’s failure to fulfill Buyer’s obligations hereunder, the Deposit (together with the interest earned thereon) shall be Seller’s full and liquidated damages in lieu of all other rights and remedies which Seller may have against Buyer at law or in equity.

SECTION 13

BROKERAGE FEES

        13.01 Brokerage Fees. Seller and Buyer mutually represent and warrant that neither Seller nor Buyer has dealt with any broker in connection with this purchase and sale and that neither Seller nor Buyer knows of any broker who has claimed or may have the right to claim a commission in connection with this purchase and sale. Seller and Buyer shall indemnify and defend each other against any costs, claims or expenses, including reasonable attorneys’ fees and expenses, arising out of the breach on their respective parts of any representations, warranties or agreements contained in this Section 13.01. The representations and obligations under this Section 13.01 shall survive the Closing or, if the Closing does not occur, the termination of this Agreement.

SECTION 14

NOTICES

        14.01 Effective Notices. All notices under this Agreement shall be in writing and shall be delivered personally or shall be sent by Federal Express or other comparable overnight delivery courier, addressed as set forth at the beginning of this Agreement, or by facsimile to the facsimile numbers set forth at the beginning of this Agreement. Any such notice shall be deemed given when hand delivered or one (1) business day after pickup by or delivery to an overnight courier. Copies of all such notices to Buyer shall also be sent to Richard A. Toelke, Esq., Bingham McCutchen LLP, 150 Federal Street, Boston, Massachusetts 02110, Facsimile No. 617-951-8736, and copies of all such notices to Seller shall be sent to Michael Murphy, c/o C.R.I., Inc., 11200 Rockville Pike, 15th Floor, Rockville, Maryland 20852, Facsimile No. 301-231-0251.

SECTION 15

LIMITATIONS ON SURVIVAL AND LIABILITY

        15.01 Representations and Warranties. Except as otherwise expressly provided in this Agreement, the representations, warranties, covenants and other obligations of Seller and Buyer set forth in this Agreement shall survive until twelve (12) months after the Closing (such twelve (12) month period to be hereinafter referred to as the “Survival Period”), and no action based thereon shall be commenced after the expiration of the Survival Period.

        15.02 Limitation of Seller’s Liability. No shareholders, partners or members of either Seller or Buyer, nor any of its or their respective officers, directors, agents, employees, heirs, successors or assigns, shall have any personal liability of any kind or nature for or by reason of any matter or thing whatsoever under, in connection with, arising out of or in any way related to this Agreement and the transactions contemplated hereby, and each of Seller and Buyer hereby waives for itself and anyone who may claim by, through or under Seller or Buyer, as the case may be, any and all rights to sue or recover on account of any such alleged personal liability.

        Notwithstanding anything set forth in this Agreement to the contrary, Buyer agrees that any recovery against Seller for any breach of Seller’s representations and warranties set forth in Section 4 hereof or under any other agreement, document, certificate or instrument delivered by Seller to Buyer in connection herewith, shall be limited to Buyer’s actual damages in the aggregate amount not in excess of the Escrow Amount (the “Cap Amount”), and that in no event shall Buyer be entitled to seek or obtain any other damages of any kind, including, without limitation, consequential, indirect or punitive damages.

        15.03 Merger. The delivery of the items listed in Section 10.01 hereof by Seller, and the acceptance thereof by Buyer, shall be deemed the full performance and discharge of each and every obligation on the part of Seller to be performed hereunder and shall be merged in the delivery and acceptance of such items, except as provided in Section 15.01 hereof and except for such other obligations of Seller which are expressly provided herein to survive the Closing.

SECTION 16

MISCELLANEOUS PROVISIONS

        16.01 Assignment. Neither Seller nor Buyer shall have the right to assign this Agreement without the other’s prior written consent, which consent may be given or withheld in the other’s sole and absolute discretion. Notwithstanding the foregoing, Buyer shall be entitled to assign this Agreement and its rights and obligations hereunder to a corporation, general partnership, limited partnership, limited liability company or other lawful entity formed by Buyer (“Assignee”); provided, that Buyer shall also remain responsible for the performance of all of Assignee’s obligations under this Agreement. In the event of such an assignment of this Agreement to Assignee (a) Buyer shall notify Seller thereof at least seven (7) days prior to the Closing, and (b) Assignee shall assume all obligations of Buyer under this Agreement, subject to Buyer’s remaining responsible therefor as hereinabove provided.

        16.02 Integration. This Agreement embodies and constitutes the entire understanding between the parties with respect to the transaction contemplated herein, and all prior agreements, understandings, representations and statements, oral or written, are merged into this Agreement. Neither this Agreement nor any provision hereof may be waived, modified, amended, discharged or terminated except by an instrument signed by the party against whom the enforcement of such waiver, modification, amendment, discharge or termination is sought, and then only to the extent set forth in such instrument.

        16.03 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the Commonwealth of Massachusetts, without regard to conflicts of laws principles.

        16.04 Captions. The captions in this Agreement are inserted for convenience of reference only and in no way define, describe or limit the scope or intent of this Agreement or any of the provisions hereof.

        16.05 Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective, permitted successors and assigns.

        16.06 Construction. The parties acknowledge that each party and its counsel have reviewed and revised this Agreement and that no rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall be employed in the interpretation of this Agreement or any amendments or exhibits hereto or any document executed and delivered by either party in connection with this Agreement. If any provision of this Agreement shall be determined to be illegal, void or unenforceable, such determination shall not affect any other provision of this Agreement and all such other provisions shall remain in full force and effect, so long as the overall intent of the parties may be effectuated without such illegal, void or unenforceable provision.

        16.07 Counterparts. This Agreement may be executed in one or more counterparts, by original signature or facsimile, each of which shall be an original, but all of which shall constitute one contract, binding on Buyer and Seller, notwithstanding that both parties are not signatory to the same counterpart.

        16.08 Attorneys’ Fees. In the event any dispute between the parties to this Agreement should result in litigation or other proceeding, the prevailing party shall be reimbursed by the nonprevailing party for all actual costs and expenses, including, without limitation, reasonable attorneys’ fees, incurred by the prevailing party in connection with such litigation or other proceeding and any appeal thereof. Such costs, expenses and fees shall be included in and made a part of the judgment recovered by the prevailing party, if any.

        16.09 Attachments. If the provisions of any schedule or rider to this Agreement are inconsistent with the provisions of this Agreement, the provisions of such schedule or rider shall prevail. The Schedules attached are hereby incorporated as integral parts of this Agreement.

        16.10 No Recording. Neither this Agreement nor any memorandum or short form hereof shall be recorded or filed in any public land or other public records of any jurisdiction, by either party and any attempt to do so may be treated by the other party as a breach of this Agreement; provided, that notwithstanding the foregoing, Buyer agrees that CRI-II shall have the right to file a copy of this Agreement with the Securities and Exchange Commission to the extent necessary to comply with applicable securities laws.

        16.11 Time of the Essence. Time is of the essence with respect to this Agreement, including but not limited to the occurrence of the Closing as of the originally scheduled date.

        16.12 Press Releases. Buyer and Seller, for the benefit of each other, hereby agree that between the date of this Agreement and the Closing Date, they will not release or cause or permit to be released any press notices, publicity (oral or written) or advertising promotion relating to, or otherwise announce or disclose or cause or permit to be announced or disclosed, in any manner whatsoever, the terms, conditions or substance of this Agreement or the transactions contemplated hereby, without first obtaining the written consent of the other party hereto, unless Seller’s counsel advises it that a press release is required in connection with CRI-II’s disclosure obligations to its equityholders under applicable securities laws, so long as Seller provides an advance copy of such release to Buyer prior to its publication and Buyer’s prior agreement is obtained with respect to any disclosure or description of Buyer and its equityholders and affiliates. It is understood that the foregoing shall not preclude either party from discussing the substance or any relevant details of the transactions contemplated in this Agreement with any of its attorneys, accountants, professional consultants or potential lenders, as the case may be, or prevent either party hereto from complying with applicable laws, including, without limitation, governmental regulatory, disclosure, tax and reporting requirements.

        16.13 Return of Property. In the event this Agreement is terminated, Buyer and its representatives shall promptly deliver to Seller all originals and copies of all information provided to Buyer by Seller relating to the Property and the Partnership.

        16.14 Post-Closing Audit Rights. For a period of three (3) years after the Closing Date, upon no less than fifteen (15) days’ prior written notice, each party agrees to make available to the other and its respective independent accountants or attorneys, for inspection and copying, at the requesting party’s sole cost and expense, sufficient information to prepare or amend tax returns and/or audited financial statements and an audit letter for the Property for the calendar years of 2001, 2002, 2003 and 2004, or for any other reasonable purpose, which information shall include books and records for the Property, property and operating statements, insurance policies, real estate tax records, capital expenditures records and maintenance records of the Property, if and to the extent that such records are in such party’s actual possession as of the Closing Date. All such records shall be made available for inspection by the requesting party and its independent accountants or attorneys at such location as the party providing the records may reasonably choose.

        16.15 Survival of Provisions. The terms and provisions of Section 16.02, 16.03, 16.04, 16.05, 16.06, 16.08, 16.09, 16.11, 16.13 and 16.14 shall survive the Closing or the earlier termination of this Agreement, as applicable.

        IN WITNESS WHEREOF, the parties hereto caused this Agreement to be executed under seal as of the date first above written.

SELLER:
CAPITAL REALTY INVESTORS-II
LIMITED PARTNERSHIP
By: C.R.I., INC.
General Partner
By:
Name:
Title:
CRICO LIMITED PARTNERSHIP OF BURTONSVILLE
By: CRICO of Burtonsville, Inc.
Managing General Partner
By:
Name:
Title:
BUYER:
BIR/ERI LP COUNTRY PLACE II, L.L.C.
By:
Name:
Title:
BIR/ERI GP COUNTRY PLACE II, L.L.C.
By:
Name:
Title: